UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2020

(Date of earliest event reported)

ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive

Waltham, MA 02451

(781) 810-0120

(Principal Executive Office)

Telephone Number: (781) 810-0120

Not Applicable

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ETTX	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously disclosed, on April 12, 2020, Entasis Therapeutics Holdings Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Innoviva, Inc. (“Innoviva”), pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement under the applicable Nasdaq Stock Market LLC rules (“Nasdaq”), up to 14,000,000 newly issued shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and warrants (the “Common Warrants”) to purchase up to 14,000,000 shares of Common Stock, with an exercise price per share of $2.50 (the “Private Placement”). The Common Warrants, at an exercise price per share of $2.50, will be exercisable immediately and will have a five year term. Each share of Common Stock and Common Warrant (together, a “Common Unit”) will be issued and sold together at price per Common Unit of $2.50.

First Closing

The Private Placement is occurring in two tranches. The first closing (the “First Closing”) occurred on April 22, 2020, at which time Innoviva purchased 1,322,510 shares of Common Stock and 1,322,510 Common Warrants, which was the maximum number of shares of Common Stock and Common Warrants issuable to Innoviva in compliance with any and all applicable laws and without the requirement for the prior receipt of the stockholders’ approval under the listing requirements of Nasdaq, in exchange for an aggregate gross purchase price of approximately $3.3 million. The First Closing was subject to the satisfaction or waiver of certain previously disclosed closing conditions (including obtaining voting agreements (the “Voting Agreements”) from stockholders of the Company representing at least 45% of the outstanding shares of Common Stock). As of April 22, 2020, the Company had obtained Voting Agreements from stockholders representing approximately 60.6% of the Company’s outstanding Common Stock.

Second Closing

At the closing of the second tranche (the “Second Closing”), Innoviva will purchase 12,677,490 shares of Common Stock and 12,677,490 Common Warrants for an aggregate purchase price of approximately $31.7 million. The Second Closing is expected to occur in the second quarter of 2020, subject to the satisfaction of certain closing conditions previously disclosed, including the Company’s stockholders’ voting in favor of the Second Closing. At the effective time of the Second Closing, assuming the exercise of all of the Common Warrants, Innoviva will hold approximately 67.8% of the Company’s outstanding Common Stock.

Registration Rights Agreement

At the First Closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Innoviva, pursuant to which, among other things, the Company must prepare and file with the Securities and Exchange Commission (the “SEC”), a registration statement with respect to resales of the shares of Common Stock and Common Warrants purchased by Innoviva under the Securities Purchase Agreement..

Investor Rights Agreement

At the First Closing, the Company also entered into an investor rights agreement (the “Investor Rights Agreement”) with Innoviva. The Investor Rights Agreement provides that for so long as Innoviva and its affiliates hold at least 15% of the outstanding shares of Common Stock on a fully-diluted basis, Innoviva shall have the right to designate two directors to the board of directors of the Company (the “Board”), and for so long as Innoviva and its affiliates hold at least 8% of the outstanding shares of Common Stock on a fully-diluted basis, Innoviva shall have the right to designate one director to the Board, subject to certain qualifications and conditions in the Investor Rights Agreement. The Investor Rights Agreement also provides for participation rights for Innoviva to participate pro rata in future offerings of securities by the Company.

The foregoing descriptions of the Registration Rights Agreement and Investor Rights Agreement, as well as the transactions contemplated therein, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (the “Current Report”), and incorporated by reference herein.

The Securities Purchase Agreement, a Form of Voting Agreement and a Form of Warrant Certificate were filed as Exhibits 10.1, 10.2 and 4.1, respectively, to the Current Report on Form 8-K, filed by the Company on April 13, 2020, and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference. The offering and sale of shares of Common Stock and Common Warrants at the First Closing were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On April 22, 2020, the Company issued a press release (the “Press Release”) announcing the completion of the First Closing. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Forward-Looking Statements

Any statements in this Current Report about the Company’s future expectations, plans and prospects, including statements about the expected closing of the Private Placement and other statements containing the words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the conditions for the closings of the Private Placement will be satisfied; competitive factors; general economic and market conditions and the risks more fully described in the Company’s filings with the SEC, including the section titled “Risk Factors” contained therein. Forward-looking statements contained in this Current Report are made as of this date, and except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Additional Information and Where to Find It

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This Current Report may be deemed solicitation material in respect of the proposed transactions between the Company and Innoviva. The Company intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed transactions. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTIONS. Investors and stockholders may obtain a free copy of the proxy statement and other documents filed with the SEC (when they became available) from the SEC's website at www.sec.gov or by accessing the Company's website at www.entasistx.com.

Certain Information Concerning Participants

The Company, its directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed transactions. Information about such persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transactions, and any interest they have in the proposed transactions, will be set forth in the Company's definitive proxy statement when it is filed with the SEC. You can find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2019, and its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 11, 2020. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated April 22, 2020, by and between the Company and Innoviva.

4.2	Form of Warrant Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 13, 2020).

10.1	Investor Rights Agreement, dated April 22, 2020, by and between the Company and Innoviva.

10.2	Securities Purchase Agreement, dated April 12, 2020, by and between the Company and Innoviva (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 13, 2020).

10.3	Form of Voting Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 13, 2020).

99.1	Press Release, dated April 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

Date: April 22, 2020	By:	/s/ Manoussos Perros, Ph.D.
		Name:	Manoussos Perros, Ph.D.
		Title:	President and Chief Executive Officer

5